Exhibit 32.1

WESTERN PLAINS ENERGY, L.L.C.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

Each of the undersigned, Jeff Torluemke and Richard Sterrett, the Chief Executive Officer and the Chief Financial Officer, respectively, of Western Plains Energy, L.L.C. (the “Company”), individually and not jointly has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-QSB for the period ended September 30, 2003 (the “Report”).

Each of the undersigned hereby certifies that:

•                  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 14th day of November, 2003.

/s/	Jeff Torluemke
Jeff Torluemke
Chief Executive Officer
(Principal Executive Officer)

/s/	Richard Sterrett
Richard Sterrett
Chief Financial Officer
(Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.